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                                                                    EXHIBIT 3.97

                            CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                              TSI FRAMINGHAM, INC.


         Pursuant to Section 242 of the Delaware General Corporation Law, TSI FRAMINGHAM, INC., a corporation duly organized under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

         FIRST: The sole director of the Corporation, by written consent in accordance with Section 141(f) of the Delaware General Corporation Law, duly adopted resolutions in accordance with the provisions of Section 242 of the Delaware General Corporation Law setting forth a proposed amendment of the Certificate of Incorporation of the Corporation to change the name of the Corporation to TSI Natick, Inc., declaring said amendment to be advisable, and directing that the same be submitted to the sole stockholder of the Corporation for approval by written consent.

         SECOND: Thereafter, the amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted by unanimous written consent of the sole stockholder of the Corporation in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         THIRD: The first paragraph of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

         "FIRST: The name of the corporation (the "Corporation") is TSI Natick, Inc."

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 29th day of June, 2000.

                                             TSI FRAMINGHAM, INC.

                                             By:      /s/ A. Alimanestianu
                                                      --------------------------
                                             Name:    Alexander A. Alimanestianu
                                             Title:   Executive Vice President
                                                      and Secretary


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                            CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                               TSI BOYLSTON, INC.


         Pursuant to Section 241 of the Delaware General Corporation Law, TSI BOYLSTON, INC., a corporation duly organized under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

         FIRST: The Corporation has not received any payment for any of its stock, and directors of the Corporation have been neither named nor elected.

         SECOND: The first paragraph of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

         "FIRST: The name of the corporation (the "Corporation") is TSI Framingham, Inc."

         THIRD: The amendment to the Certificate of Incorporation of the Corporation set forth above was adopted by the sole incorporator of the Corporation in accordance with Section 241 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned has executed this certificate the 9th day of September, 1998.

                                                 TSI BOYLSTON, INC.

                                                 By:      /s/ Jane F. Zaletofsky
                                                          ----------------------
                                                 Name:    Jane F. Zaletofsky
                                                 Title:   Incorporator


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                          CERTIFICATE OF INCORPORATION

                                       of

                               TSI BOYLSTON, INC.

         FIRST: The name of the corporation (the "Corporation") is TSI BOYLSTON, INC.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business to be conducted and the purposes to be promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value $1.00 per share.

         FIFTH: The name and mailing address of the incorporator are as follows:

                                    Jane F. Zaletofsky
                                    Becker, Glynn, Melamed & Muffly LLP
                                    299 Park Avenue
                                    New York, New York  10171

         SIXTH: The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         SEVENTH: The following provisions are for the management of the business and for the conduct of the affairs of the Corporation and for the further creation, definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:


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                  The number of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws of the Corporation. The election of the directors need not be by written ballot unless the by-laws so provide.

                  The directors of the Corporation may from time to time adopt, amend or repeal any of the by-laws of the Corporation, including by-laws adopted by the stockholders, but the stockholders may from time to time specify provisions of the by-laws that may not be amended or repealed by the directors.

                  The directors of the Corporation shall have the power without the assent or vote of the stockholders to authorize and to cause to be executed and delivered on behalf of the Corporation mortgages and liens upon all or any part of the property of the Corporation.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.

                  In addition to the powers and authorities hereinbefore or by law expressly conferred upon them, the directors of the Corporation are hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the General Corporation Law of the State of Delaware, of this Certificate of Incorporation, and to any by-laws of the Corporation; provided, however, that no by-law whether adopted by the stockholders or by the directors of the Corporation shall invalidate any prior act of the directors which would have been valid if such by-law had not been adopted.

         EIGHTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

         (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

         (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law,

         (iii) under Section 174 of the Delaware General Corporation Law, or


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         (iv) for any transaction from which the director derived an improper personal benefit.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred hereby on stockholders, directors and officers of the Corporation are subject to this reservation.

         IN WITNESS WHEREOF, the undersigned incorporator hereby formally acknowledges under penalties of perjury that this is her act and deed and that the facts stated herein are true, and accordingly has hereunto set her hand this 23rd day of July, 1998.

                                                    /s/ Jane F. Zaletofsky
                                                    ----------------------------
                                                          Jane F. Zaletofsky